SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
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Filed by a Party other than the Registrant     ☐
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☐	Preliminary Proxy Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
Vermillion, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 14, 2008
PROXY STATEMENT
MATTERS TO BE CONSIDERED AT SPECIAL MEETING
OTHER MATTERS
OWNERSHIP OF SECURITIES

Vermillion

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 14, 2008

TO THE STOCKHOLDERS OF VERMILLION, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Vermillion, Inc., a Delaware corporation (the “Company”), will be held on February 14, 2008, at 9:00a.m. Pacific Standard Time at 6611 Dumbarton Circle, Fremont, CA 94555, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1. To consider and act upon a proposed amendment to the Company’s Certificate of Incorporation to effect a reverse split of the Company’s following common stock by a ratio of one-for-six to one-for-ten, inclusive, without further approval or authorization of the Company’s stockholders:

(i) outstanding shares of common stock;

(ii) shares of common stock issuable upon the exercise of outstanding stock options;

(iii) shares of common stock issuable upon the exercise of warrants to purchase common stock;

(iv) shares of common stock issuable upon the conversion of the 4.5% Notes;

(v) shares of common stock issuable upon the conversion of the 7.0% Notes; and

(vi) maximum number of shares for each enrolled employee’s share purchase right under employee share purchase plan.

2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on January 3, 2008, are entitled to notice of and to vote at the Special Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available for inspection during regular business hours at the principal executive office of the Company.

All stockholders are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Special Meeting. If you attend the Special Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Special Meeting will be counted.

Sincerely,

/s/ Gail S. Page
Gail S. Page
Director, President and Chief Executive Officer

Fremont, California
January 16, 2008

YOUR VOTE IS VERY IMPORTANT

REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY; COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

Vermillion

Vermillion, Inc.
6611 Dumbarton Circle
Fremont, California 94555

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 14, 2008

General

The enclosed proxy (“Proxy”) is solicited on behalf of the Board of Directors of Vermillion, Inc., a Delaware corporation (the “Company”), for use at the Special Meeting of Stockholders to be held on February 14, 2008 (the “Special Meeting”). The Special Meeting will be held at 9:00a.m. Pacific Standard Time at 6611 Dumbarton Circle, Fremont, CA 94555. These proxy solicitation materials were mailed on or about January 16, 2008, to all stockholders entitled to vote at the Special Meeting.

Voting; Quorum

The specific matters to be considered and acted upon at the Special Meeting are:

(I) a proposed amendment to the Company’s Certificate of Incorporation to effect a one-for-six to one-for-ten reverse split (the “Reverse Split”) of the Company’s common stock listed as follows, par value $0.001 per share

(i) outstanding shares of common stock (the “Outstanding Common Stock”);

(ii) shares of common stock issuable upon the exercise of outstanding stock options;

(iii) shares of common stock issuable upon the exercise of warrants to purchase common stock;

(iv) shares of common stock issuable upon the conversion of the 4.5% Notes;

(v) shares of common stock issuable upon the conversion of the 7.0% Notes;

(the above (ii) to (vi) collectively, the “Issuable Common Stock”)

(vi) maximum number of shares for each enrolled employee’s share purchase right under employee share purchase plan (“ESPP Cap”). AND

(II) such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Pursuant to the provisions of the Company’s By-laws, business transacted at the Special Meeting and any adjournments or postponements thereof shall be limited to the purposes stated in the accompanying Notice. The Reverse Split proposal is described in more detail in this Proxy Statement.

The Company’s Board of Directors has set January 3, 2008 as the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Each stockholder is entitled to one vote for each share of Outstanding Common Stock held by such stockholder on the Record Date.

On January 3, 2008, there are (a) 150,000,000 authorized common stock; (b) there are 63,801,971 shares of the Outstanding Common Stock; (c) there are 7,412,720 shares of common stock reserved for employee stock option plans, out of which 4,689,645 shares of common stock issuable upon exercise of outstanding stock options; (d) there are 1,505,795 shares of common stock reserved for employee stock purchase plan, out of which 1,327,718 shares of common stock have been purchased and only 178,077 shares of common stock are available for future purchase, and the ESPP Cap is 2,500 shares of common stock per 6-month period; (e) there are 22,931,470 shares of common stock issuable upon the exercise of warrants to purchase common stock; (f) there are 272,082 shares of common stock issuable upon the conversion of the 4.5% Notes, and (g) there are 8,250,000 shares of common stock issuable upon the conversion of the 7.0% Notes. The par value of the common stock is $0.001 per share. No shares of the Company’s Preferred Stock were outstanding.

The stock transfer books of the Company will remain open between the Record Date and the date of the Special Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting and any adjournments or postponements thereof will be available for inspection during regular business hours at the principal executive office of the Company.

The presence at the Special Meeting, either in person or by proxy, of holders of shares of the Outstanding Common Stock entitled to vote and representing a majority of the voting power of such shares shall constitute a quorum for the transaction of business. Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority (“broker non-votes”) will be counted for the purpose of determining if a quorum is present. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

The Reverse Split must be approved by the affirmative vote (in person or by proxy) of holders of a majority of the Outstanding Common Stock entitled to vote thereon.

Proxies

If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Special Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the approval of the Reverse Split described in the accompanying Notice and this Proxy Statement. You may revoke or change your Proxy at any time before the Special Meeting by filing with the Secretary of the Company at the Company’s principal executive office, located at 6611 Dumbarton Circle, Fremont, CA 94555, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Special Meeting and voting in person.

Solicitation

The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or any other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies by any process other than by mail.

Multiple Shareowners Sharing the Same Address

We have adopted a procedure approved by the SEC called “householding” which will reduce our printing costs and postage fees. Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notify us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you are an eligible stockholder of record receiving multiple copies of this Proxy Statement at your household, you can request householding by writing to Investor Relations, Vermillion, Inc., 6611 Dumbarton Circle, Fremont, CA 94555. If you are a stockholder of record residing at an address that participates in householding and you wish to receive a separate document in the future, you may contact us in the same manner. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

MATTERS TO BE CONSIDERED AT SPECIAL MEETING

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION IN ORDER TO EFFECT A REVERSE SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK BY A RATIO OF BETWEEN ONE-FOR-SIX AND ONE-FOR-TEN, INCLUSIVE, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS

General

The Company’s Board of Directors has approved and adopted resolutions proposing, declaring advisable and in the Company’s best interests and recommending to the stockholders of the Company for approval an amendment to the Company’s Certificate of Incorporation (the “Charter”) to effect a one-for-six to one-for-ten reverse stock split of the Outstanding Common Stock and the Issuable Common Stock. There will be no change in the number of the Company’s authorized shares of common stock, no change in the number of shares of common stock reserved for employee stock option plan, no change in the number of shares of common stock reserved for employee stock purchase plan, and no change in the par value of the common stock.

If the Reverse Split is approved by the stockholders, the Board of Directors will have the authority, without further stockholder approval, to effect the Reverse Split within the range approved by the stockholders. The Board of Directors may only effect one of the proposed reverse stock splits within the range approved. The Board of Directors would also have the authority to determine the exact timing of the Reverse Split, which may occur at any time on or prior to the Company’s next annual meeting of stockholders, without further stockholder approval. The timing of the Reverse Split will be determined in the judgment of the Board of Directors, with the intention of maximizing the Company’s ability to remain in compliance with the continued listing maintenance requirements of the NASDAQ Capital Market and other intended benefits of the Reverse Split to stockholders and the Company. See the information below under the caption “Purposes of the Reverse Split.”

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, not to proceed with the Reverse Split, if at any time prior to filing an amendment to the Company’s Charter to effect the Reverse Split (the “Amendment”) with the Secretary of State of the State of Delaware (the “Effective Time”) the Board of Directors, in its sole discretion, determines that the Reverse Split is no longer in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Company’s common stock, business and transactional developments and the Company’s actual and projected business and financial performance. If the Reverse Split is approved by the stockholders but is subsequently not implemented by the Board of Directors by the date of the next annual meeting of stockholders, then the proposal will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

The Reverse Split will be effected simultaneously for all holders of the Outstanding Common Stock and the Issuable Common Stock, and the ratio of post-split shares to pre-split shares will be the same for all of the Outstanding Common Stock and the Issuable Common Stock. Except for changes due to the Company’s purchase of fractional shares as described below under the caption “Fractional Shares”, the Reverse Split will affect all of the Company’s stockholders uniformly, will not change the proportionate equity interests of the Company’s stockholders, and will not alter the respective voting or other rights of stockholders. The Outstanding Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Purposes of the Reverse Split

The principal purpose of the Reverse Split is to increase the market price of the Outstanding Common Stock above the minimum bid price requirement of $1.00 per share required by The Nasdaq Stock Market, Inc. (“Nasdaq”). The Outstanding Common Stock is a quoted security on the NASDAQ Capital Market (“NCM”). In order for the Outstanding Common Stock to continue to be quoted thereon, the Company and the Outstanding

Common Stock are required to continue to comply with various listing maintenance standards established by Nasdaq. Among other things, the Company is required to maintain a minimum bid price of at least $1.00 per share.

Under NCM’s listing maintenance standards, if the closing bid price of the Outstanding Common Stock is under $1.00 per share for 30 consecutive business days and does not thereafter regain compliance for a minimum of ten consecutive business days during the 180 calendar days following notification by Nasdaq (or such longer period as may be determined under applicable Nasdaq rules), Nasdaq may delist the Outstanding Common Stock from trading on the NCM.

On September 6, 2007, the Company received a notice from Nasdaq that the bid price of the Outstanding Common Stock had closed below the minimum $1.00 per share requirement for 30 consecutive business days. The notice further provided that in accordance with Marketplace Rule 4310(c)(8)(D), the Company would be provided 180 calendar days, or until March 4, 2008, to regain compliance. The notice also stated that if the Company could not demonstrate compliance with the minimum bid price requirement by March 4, 2008, but met all of the other NCM initial listing criteria as set forth in Marketplace Rule 4310(c) on such date, then the Company would be granted an additional 180 calendar days to regain compliance with the minimum bid price requirement.

If at anytime before March 4, 2008, the bid price of the Outstanding Common Stock closes at $1.00 or more per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion, Nasdaq will provide written notification that the Company is in compliance with the minimum bid price requirement. If the Company cannot demonstrate compliance with the minimum bid price requirement by March 4, 2008, unless the Company met all of the other NCM initial listing criteria as set forth in Marketplace Rule 4310(c) on such date and is granted an additional 180 calendar days by Nasdaq, Nasdaq will provide written notification that the Outstanding Common Stock will be delisted. At that time, the Company may appeal the delisting notice to Nasdaq’s Listing Qualifications Panel.

If a delisting were to occur, the Outstanding Common Stock would likely trade in the over-the-counter market in the so-called “pink sheets” maintained by Pink Sheets LLC or on the National Association of Securities Dealers’ OTC Bulletin Board, which was established for securities that do not meet the Nasdaq listing requirements. Such alternative trading markets are generally considered less efficient than the NCM. Consequently, selling the Outstanding Common Stock would be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and securities analysts’ and news media coverage of the Company may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of the Outstanding Common Stock.

Such delisting from the NCM or further declines in the market price of the Outstanding Common Stock could also greatly impair the Company’s ability to raise additional necessary capital through equity or debt financing, and significantly increase the ownership dilution to stockholders if the Company was to issue equity in financing or other transactions. The price at which the Company issues shares in such transactions is generally based on the market price of the Outstanding Common Stock, and a decline in the market price of the Outstanding Common Stock could result in the need for the Company to issue a greater number of shares to raise a given amount of funding or acquire a given dollar value of goods or services.

In addition, if the Outstanding Common Stock is not listed on the NCM, the Company may become subject to Rule 15g-9 under the Securities and Exchange Act of 1934, as amended. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the Outstanding Common Stock and affect the ability of holders to sell their shares of Outstanding Common Stock in the secondary market. Moreover, investors may be less interested in purchasing low-priced securities because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such securities, and some investment funds will not invest in low-priced securities (other than those which focus on small-capitalization companies or low-priced securities).

The Board of Directors believes that the Reverse Split is likely to result in the bid price of the Outstanding Common Stock increasing over the $1.00 per share minimum bid price required by Nasdaq, thereby permitting the Company to be in compliance with the NCM minimum bid price requirement of $1.00 per share. However, there can be no assurance that after effectuating the Reverse Split the Company will meet the minimum bid price or other requirements of Nasdaq for continued inclusion of the Outstanding Common Stock for quotation on the NCM.

Certain Effects and Risks of the Reverse Split

The following table illustrates the principal effects of a one-to-six Reverse Split on the Company’s common stock (assuming a one-for-six Reverse Split) as of January 3, 2008 (assuming the Effective Time occurred on the Record Date):

	Number of Shares	Number of Shares
	Prior to the	Subsequent to the
Common Stock	Reverse Split	Reverse Split

Authorized	150,000,000	150,000,000
Outstanding(1)	63,801,971	10,633,661
Issuable(2)	36,143,197	6,023,866
Available for Future Issuance(3)	50,054,832	133,342,473

(1)	Assumes the Effective Time occurred on the Record Date, and subject to adjustment for cash payments by the Company in lieu of fractional shares.

(2)	Includes shares of Common Stock issuable (i) upon the exercise of outstanding stock options; (ii) upon the exercise of warrants to purchase Common Stock; (iii) upon the conversion of the 4.5% Notes; and (iv) upon the conversion of the 7.0% Notes. Excludes shares of Common Stock issuable upon the exercise of the share purchase rights under employee share purchase plan.

(3)	Excludes shares of Common Stock issuable (i) upon the exercise of outstanding stock options; (ii) upon the exercise of warrants; (iii) upon the conversion of the 4.5% Notes; and (iv) upon the conversion of the 7.0% Notes. Includes 2,526,936 shares of Common Stock, out of 7,412,720 shares of Common Stock, reserved for future issuance to employees, directors and consultants pursuant to our employee stock option plans, which were neither exercised nor yet subject to outstanding options. Includes 178,077 shares of Common Stock reserved for future issuance to employees pursuant to our employee stock purchase plans.

Assuming the Reverse Split is effectuated on a one-to-six ratio, the ESPP Cap is decreased from 2,500 shares of common stock per 6-month period to 417 shares of common stock per 6-month period subsequent to the Reverse Split.

Stockholders should recognize that if the Reverse Split is effectuated they will own fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the Effective Time divided by six, seven, eight, nine or ten as applicable, depending on the ratio of the Reverse Split effected by the Board of Directors). In addition, the Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 100 shares). Stockholders who hold odd-lots generally experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales.

While the Company expects that the reduction in the Outstanding Common Stock as a result of the Reverse Split will result in an increase in the market price of the Outstanding Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Outstanding Common Stock in proportion to the reduction in the number of pre-split shares of the Outstanding Common Stock before the Reverse Split or result in any permanent increase in the market price (which is dependent upon many factors, including, but not limited to, the Company’s business and financial performance and prospects). Should the market price of the Outstanding Common Stock decline after the Reverse Split, the percentage decline may be greater than would otherwise occur had the Reverse Split not been effectuated.

There can be no assurance that, after effectuating the Reverse Split, the Company will meet the minimum bid price or other requirements of Nasdaq for continued inclusion of the Outstanding Common Stock for quotation on the NCM. Furthermore, there can be no assurance that any appeal of a decision to delist the Outstanding Common

Stock would be successful or that the Reverse Split would prevent the Common Stock from being forced to trade on the OTC Bulletin Board or in the “pink sheets.” Therefore, there can be no assurance that after the Reverse Split, trading in the Outstanding Common Stock will be efficient or that the Company will not be subject to Rule 15g-9.

The possibility exists that the liquidity of the Outstanding Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

After the Effective Time, the number of authorized but unissued shares of Common Stock would increase from 50,054,832 to 133,342,473 (subject to the assumptions and exclusions described in the table above). These shares may be issued by the Board of Directors in its discretion. If the Company issues additional shares subsequent to the Reverse Split, the dilution to the ownership interest of the Company’s existing stockholders may be greater than would otherwise occur had the Reverse Split not been effectuated.

After the Effective Time, in respect of the Issuable Common Stock, each option or warrant or Notes would entitle the holder to acquire a number of shares of the Company’s common stock equal to the number of shares of Company’s common stock which the holder was entitled to acquire immediately prior to the Effective Time divided by a number from six to ten, as applicable, depending on the ratio of the Reverse Split effected by the Board of Directors, at an exercise price equal to the price in effect immediately prior to the Effective Time multiplied by a number from six to ten, as applicable, depending on the ratio of the Reverse Split effected by the Board of Directors. The number of shares reserved for issuance under the outstanding stock options, warrants to purchase common stock, the conversion of the 4.5% Notes and the conversion of the 7.0% Notes would automatically be reduced by a factor of six to ten, as applicable, depending on the ratio of the Reverse Split effected by the Board of Directors, after the Effective Time.

After the Effective Time, the ESPP Cap will be decreased from 2,500 shares of common stock per 6-month period to a number of shares of common stock per 6-month period equal to 2,500 divided by a number from six to ten, as applicable, depending on the ratio of the Reversed Split effected by the Board of Directors. The strike price for the 6-month period from November 1, 2007 to May 1, 2008 will be adjusted to 85% of the lower of the closing sales price of the Outstanding Common Stock on November 1, 2007 multiplied by a number from six to ten, as applicable, depending on the ratio of the Reverse Split effected by the Board of Directors and the closing sales price of the Outstanding Common Stock on May 1, 2008, with a 15% discount.

As described below, stockholders who would otherwise hold fractional shares after the Reverse Split will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of holders of post-split shares as compared to the number of holders of pre-split shares to the extent that there are stockholders who do not hold enough shares to effect a conversion into at least one share in accordance with the ratio of the Reverse Split effected by the Board of Directors, and each such person will cease to be a Company stockholder after the Reverse Split. This, however, is not the purpose for which the Company seeks to effect the Reverse Split, and the Company does not expect the Reverse Split will result in any material reduction in the number of stockholders.

Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company’s Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of the Outstanding Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company’s Board of Directors and stockholders. Other than the Reverse Split, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company’s Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

The Reverse Split will not affect the par value of the Company’s common stock. As a result, after the Effective Time, the stated capital on the Company’s balance sheet attributable to the Outstanding Common Stock will be reduced to one-sixth to one-tenth of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the

Outstanding Common Stock will be increased after the Effective Time because there will be fewer shares of the Company’s common stock outstanding.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If the Reverse Split is approved by the Company’s stockholders, and if the Board of Directors still believes that the Reverse Split is in the best interests of the Company and its stockholders, the Company will file the Amendment with the Secretary of State of the State of Delaware at such time as the Board has determined is the appropriate effective time for the Reverse Split. The Board may delay effecting the Reverse Split until the next annual meeting of stockholders without resoliciting stockholder approval. The Reverse Split will become effective at the Effective Time on the date of filing the Amendment. After the Effective Time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

If the Board of Directors implements the Reverse Split, registered stockholders will be sent a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time. The letter of transmittal would contain instructions on how to surrender your certificate(s) representing your pre-split shares to the transfer agent. The transfer agent would forward to each registered stockholder who has sent the required documents a new share certificate representing the number of post-split shares of the Outstanding Common Stock to which the stockholder is entitled. Until surrendered, each share certificate representing pre-split shares of the Outstanding Common Stock of the Company would be deemed for all purposes to represent the number of whole shares of post-split Outstanding Common Stock, and the right to receive a cash payment in lieu of any fractional shares (without interest), to which the holder is entitled as a result of the Reverse Split. If a registered stockholder is entitled to a payment in lieu of any fractional share, such payment would be made as described below under “Fractional Shares”. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Fractional Shares

No scrip or fractional shares, or certificates for fractional shares, will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by six, seven, eight, nine or ten as applicable, depending on the ratio of the Reverse Split effected by the Board of Directors, will be entitled, upon surrender to the transfer agent of certificates representing such shares, to a cash payment (without interest) in lieu thereof. The cash payment will be equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average closing sale price of pre-split shares (as adjusted to reflect the Reverse Split) for the 20 trading days immediately before the Effective Time, as reported in The Wall Street Journal. If such price or prices are not available, the fractional share payment will be based on the average of the last bid and ask prices of pre-split shares for such days (as adjusted to reflect the Reverse Split), in each case as officially reported on the NCM, or such other price as determined by the Board of Directors. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer shares than the ratio of the Reverse Split. This, however, is not the purpose for which the Company is effecting the reverse stock split.

If you do not hold sufficient shares of pre-split Outstanding Common Stock to receive at least one post-split share of Outstanding Common Stock and you want to hold the Company’s common stock outstanding after the Reverse Split, you may do so by taking either of the following actions far enough in advance so that it is completed before the Reverse Split is effected:

(1) purchase sufficient number of shares of the Outstanding Common Stock so that you would hold at least that number of shares of the Outstanding Common Stock in your account prior to the implementation of the Reverse Split that would entitle you to receive at least one share of the Company’s common stock outstanding on a post-split basis; or

(2) if applicable, consolidate your accounts so that you hold at least that number of shares of the Outstanding Common Stock in one account prior to the Reverse Split that would entitle you to at least one share of the Company’s common stock outstanding on a post-split basis. The Company’s common stock held in registered form (that is, shares held by you in your own name on the Company’s share register maintained by its transfer agent) and the Company’s common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the Reverse Split. Also, shares of the Company’s common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the Reverse Split.

Non-registered stockholders holding their Outstanding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Split than those that would be put in place by the Company for registered stockholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of fractional shares. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Stockholders should be aware that under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

No Dissenter’s Rights

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter’s rights with respect to the proposed Amendment, and the Company will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain material federal income tax consequences of the Reverse Split, and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares were, and the post-split shares would be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a stockholder of the Company upon such stockholder’s exchange of pre-split for post-split shares pursuant to the Reverse Split (except to the extent of any cash received in lieu of a fraction of a post-split share). Cash payments in lieu of a fractional post-split share should be treated as if the fractional share were issued to the stockholder and then redeemed by the Company for cash. A Company stockholder receiving such payment should recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share.

The aggregate tax basis of the post-split shares received in the Reverse Split (including any fraction of a post-split share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre-split shares exchanged therefor. The stockholder’s holding period for the post-split shares will include the period during which the stockholder held the pre-split shares surrendered in the Reverse Split.

Required Vote

The affirmative vote of the holders of a majority of the Outstanding Common Stock entitled to vote will be required to approve this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR this proposal.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

OWNERSHIP OF SECURITIES

The following table sets forth certain information as of November 30, 2007, regarding the ownership of the Company’s common stock by (i) each person who is known by the Company to beneficially own more than five percent of the Company’s common stock, (ii) each Named Executive Officer (defined as the Company’s chief executive officer and each of the three other most highly compensated executive officers of the Company whose aggregate salary and bonus for the 2007 fiscal year is expected to be in excess of $100,000), (iii) each of the Company’s directors, and (iv) all of the Company’s directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options or warrants that are exercisable currently or within 60 days of November 30, 2007, are deemed to be outstanding and beneficially owned by the person for the purpose of computing share and percentage ownership of that person. They are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them. Unless otherwise indicated, all addresses for the stockholders set forth below is c/o Vermillion, Inc., 6611 Dumbarton Circle, Fremont, CA 94555.

	Number of	Percentage of
	Common Stock	Outstanding
	Shares	Shares
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned	Owned

Beneficial Owners 5% or more:
Falcon Technology Partners, L.P.(1)(2)	4,021,145	6.30
102 Atlee Circle
Berwyn, PA 19312
Highbridge International LLC(1)(3)	5,476,190	8.58
c/o Highbridge Capital Management LLC
9 West 57th Street, 27th Floor
New York, NY 10019
Ironwood Investment Management(1)	3,960,134	6.21
21 Custom House Street, Suite 240
Boston, MA 02110
OppenheimerFunds, Inc.(1)(4)	4,761,904	7.46
6803 South Tucson
Way Centennial, CO 80112
Phronesis Partners, L.P.(1)(5)	10,561,106	15.60
180 E. Broad Street #1704
Columbus, OH 43215

	Number of	Percentage of
	Common Stock	Outstanding
	Shares	Shares
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned	Owned

Quest Diagnostics Incorporated(1)(6)	12,710,713	18.72
1290 Wall Street West
Lyndhurst, NJ 07071
Directors and Named Executive Officers:
Judy Bruner(7)	143,250	*
SanDisk Corporation
601 McCarthy Boulevard
Milpitas, CA 95035
James S. Burns(8)	83,750	*
Entremed, Inc.
9640 Medical Center Drive
Rockville, MD 20850
Michael J. Callaghan(9)	166,450	*
1770 Green Street, Apt. 502
San Francisco, CA 94123
Kenneth J. Conway(10)	70,875	*
Starfire Venture
15 Eagles Nest
Scituate, MA 02066
Rajen K. Dalal(11)	130,500	*
Avir, Inc.
2463 Faber Place
Palo Alto, CA 94303
James L. Rathmann(1)(12)	4,739,927	7.39
Falcon Technology Partners
102 Atlee Circle
Berwyn, PA 19312
John A. Young(13)	423,790	*
Page Mill Investors
167 S. San Antonio Road, Suite 7
Los Altos, CA 94022-3055
Eric T. Fung, M.D., Ph.D.(14)	235,754	*
Stephen T. Lundy	—	*
Gail S. Page(15)	878,609	1.36
Qun Zhou(16)	3,962	*
All Directors and Named Executive Officers as a Group	7,043,317	10.63

*	Less than 1%.

(1)	Based on filings by such owner with the SEC and/or a selling stockholder questionnaire delivered to us by such owner on or about August 29, 2007.

(2)	Excludes 1,428,571 shares issuable upon the exercise of warrants which are not exercisable within 60 days of November 30, 2007 because conversion is not permitted if the holder and its affiliates would beneficially own in aggregate more than 4.99% of our outstanding common stock following such conversion. James L. Rathmann, the Executive Chairman of our Board of Directors, is the general partner of Falcon Technology Partners, L.P. and has sole voting and investment power over the shares and warrants held by Falcon Technology Partners, L.P.

(3)	Excludes 4,380,952 shares issuable upon the exercise of warrants and 5,550,000 shares issuable upon conversion of 7.0% Notes which are not exercisable within 60 days of November 30, 2007 because, in each case, conversion is not permitted if the holder and its affiliates would beneficially own in aggregate more than 4.99% of our outstanding common stock following such conversion. Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC.

(4)	Includes (i) 7,900 shares owned by Baring Global Opportunities Fund, (ii) 31,300 shares owned by OFI Institutional Global Opportunities Fund, (iii) 4,343,500 shares owned by Oppenheimer Global Opportunities Fund, (iv) 25,100 shares owned by Russell Alpha Global Opportunities Fund and (v) 354,104 shares owned by Russell Global Opportunities Fund. Excludes (i) 6,320 shares issuable upon the exercise of warrants owned by Baring Global Opportunity Fund, (ii) 25,040 shares issuable upon the exercise of warrants owned by OFI Institutional Global Opportunities Fund, (iii) 3,474,800 shares issuable upon the exercise of warrants owned by Oppenheimer Global Opportunities Fund, (iv) 20,080 shares issuable upon the exercise of warrants owned by Russell Alpha Global Opportunities Fund and (v) 283,283 shares issuable upon the exercise of warrants owned by Russell Global Opportunities Fund, in each case, which are not exercisable within 60 days of November 30, 2007, because conversion is not permitted if the holder and its affiliates would beneficially own in aggregate more than 4.99% of our outstanding common stock following such conversion. Oppenheimer Funds, Inc. is the investment advisor to Baring Global Opportunities Fund, OFI Institutional Global Opportunities Fund and Oppenheimer Global Opportunities Fund and sub-advisor to Russell Alpha Global Opportunities Fund and Russell Global Opportunities Fund (these five funds collectively referred to herein as the Oppenheimer Funds). Frank Jennings, Senior Vice President of Investments of OppenheimerFunds, Inc., exercises voting and investment authority over the shares and warrants owned by the Oppenheimer Funds. Mr. Jennings disclaims beneficial ownership of such shares and warrants.

(5)	Includes 3,895,428 shares issuable upon the exercise of warrants which are exercisable within 60 days of November 30, 2007. James E. Wiggins is the general partner of Phronesis Partners, L.P. and exercises sole voting and investment control over the shares and warrants owned by Phronesis Partners, L.P.

(6)	Includes 4,104,761 shares issuable pursuant to warrants exercisable within 60 days of November 30, 2007. Quest Diagnostics is a publicly-held company. Quest Diagnostics’ executive officers are responsible for running the business of the company and thus, exercise voting and investment control over the shares and warrants owned by Quest Diagnostics.

(7)	Includes 143,250 shares issuable upon exercise of options exercisable within 60 days of November 30, 2007.

(8)	Includes 83,750 shares issuable upon exercise of options exercisable within 60 days of November 30, 2007.

(9)	Includes 149,450 shares issuable upon exercise of options exercisable within 60 days of November 30, 2007. Until January 2007, Mr. Callaghan was a Managing Director of MDS Capital Corp. Mr. Callaghan is party to a Declaration of Trust Agreement with MDS Capital Corp. pursuant to which he agreed that he has no rights or entitlements with respect to any shares of our common stock or options exercisable for shares of our common stock which were granted to him while he was employed by MDS Capital Corp. or during a period of notice following termination of his employment. Such period of notice has not yet been determined. Mr. Callaghan disclaims beneficial ownership of all shares and options.

(10)	Includes 68,875 shares issuable upon exercise of options exercisable within 60 days of November 30, 2007.

(11)	Includes 130,500 shares issuable upon exercise of options exercisable within 60 days of November 30, 2007.

(12)	Includes (i) 348,050 shares issuable upon exercise of options exercisable within 60 days of November 30, 2007 and (ii) 4,021,145 shares owned by Falcon Technology Partners, L.P. Excludes 1,428,571 shares owned by Falcon Technology Partners issuable upon the exercise of warrants which are not exercisable within 60 days of November 30, 2007, because conversion is not permitted if the holder and its affiliates would beneficially own in aggregate more than 4.99% of our outstanding common stock following such conversion. James L. Rathmann is the general partner of Falcon Technology Partners, L.P. and has sole voting and investment power over the shares and warrants.

(13)	Includes 139,440 shares held in family trusts and 284,350 shares issuable upon exercise of options exercisable within 60 days of November 30, 2007. Mr. Young and his spouse are joint trustees of the family trusts and share voting and investment control over the shares held in such trusts.

(14)	Includes 218,150 shares issuable upon exercise of options exercisable within 60 days of November 30, 2007.

(15)	Includes 849,789 shares issuable upon exercise of options exercisable within 60 days of November 30, 2007.

(16)	Includes 1,462 shares issuable upon exercise of options exercisable within 60 days of November 30, 2007.

Interest of Certain Persons in Matter to be Acted Upon

No person who has been a director or executive officer of the Company at any time since July 1, 2007, or any such person’s associates, has a direct or indirect substantial interest in the proposal to be acted upon at the Special Meeting, other than any interest arising from the ownership of our securities, in which case no such person shall receive an extra or special benefit not shared on a pro rata basis by all other holders of the same class.

It is important that the Proxies be returned promptly and that all shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying Proxy card in the enclosed envelope.

The form of Proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Gail S. Page
Gail S. Page
Director, President and Chief Executive Officer

Fremont, California
Dated: January 16, 2008

PROXY
VERMILLION, INC.
PROXY
COMMON STOCK
Special Meeting of Stockholders, February 14, 2008
This Proxy is Solicited on Behalf of the Board of Directors of Vermillion, Inc.
The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held February 14, 2008 and the Proxy Statement and appoints Gail Page and Qun Zhou, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Vermillion, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held at 6611 Dumbarton Circle, Fremont, CA 94555, on February 14, 2008 at 9:00 a.m. Pacific Standard Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.
The Board of Directors recommends a vote IN FAVOR OF the listed proposal. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted IN FAVOR OF the listed proposal.
(Continued, and to be marked, dated and signed, on other side)
You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope
Ú   Please Detach Here   Ú

1. Proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Certificate of Incorporation to effect a reverse split of the following shares of the Company’s common stock by a ratio of between one-for-six to one-for-ten, inclusive, without further approval or authorization of the Company’s stockholders:
	(i)	outstanding shares of common stock;

	(ii)	shares of common stock issuable upon the exercise of outstanding stock options;

	(iii)	shares of common stock issuable upon the exercise of warrants to purchase common stock;

	(iv)	shares of common stock issuable upon the conversion of the 4.5% Notes; and

	(v)	shares of common stock issuable upon the conversion of the 7.0% Notes.

☐	FOR

☐	AGAINST

☐	ABSTAIN
2. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

Date:

Please sign your name:

(Authorized Signature(s))

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) on certificate)